Exhibit 5.1
[Letterhead of Buchanan Ingersoll & Rooney PC]
August 20, 2009
RTI International Metals, Inc.
Westpointe Corporate Center One
155- Coraopolis Heights Road, Fifth Floor
Pittsburgh, PA 15108
     Re: Registration Statement on Form S-3, as Amended, Filed by RTI International Metals, Inc.
Ladies and Gentlemen:
     This opinion is being furnished to you in connection with the Registration Statement on Form S-3 filed by RTI International Metals, Inc., an Ohio corporation (the “Corporation”), on July 2, 2009 and Amendment No. 1 to such Registration Statement on Form S-3 to be filed on or about the date hereof (collectively the “Registration Statement”) in each case with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of 500,000 shares (the “Shares”) of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), to be issued by the Corporation to RMI Titanium Company Retirement Plans Trust (the “Trust”), as well as resales of the Shares by the Trust, each as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. This opinion supersedes the opinion filed as Exhibit 5.1 to the Corporation’s original Registration Statement on Form S-3 filed July 2, 2009.
     As counsel to the Corporation, we have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined the Amended and Restated Articles of Incorporation (the “Articles”) and Amended Code of Regulations (the “Regulations”) of the Corporation, as well as such corporate records, certificates, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.
     We have assumed that all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable Prospectus supplements and amendments.
     Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Commission and when the Shares have been duly issued and delivered to the Trust, such Shares will be validly issued, fully paid and non-assessable. Further should the Trust as a selling shareholder resell any of such Shares after they are issued by the Corporation to the Trust, that such Shares will continue to be validly issued, fully paid and non-assessable.
     The foregoing opinion is limited to the federal laws of the United States of America and the laws of the State of Ohio, each as they currently exist. We express no opinion herein with respect to compliance by the Corporation with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
     This opinion has been prepared for your use in connection with the possible issuance and resale of the Shares, and speaks as of the date hereof. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein.
     It is understood that this opinion is to be used only in connection with the issuance and possible resale of the Shares while the Registration Statement is in effect.

Very truly yours, BUCHANAN INGERSOLL & ROONEY PC
By:	/s/ Richard D. Rose